Exhibit 99.1

AudioEye Reports Record Second Quarter 2022 Results

Twenty-Sixth Consecutive Period of Record Revenue

TUCSON, Ariz. — August 9, 2022 — AudioEye, Inc. (NASDAQ: AEYE) (the “Company”), an industry-leading SaaS accessibility platform delivering website accessibility compliance to businesses of all sizes, reported financial results for the second quarter ended June 30, 2022.

“AudioEye delivered revenue at the high end of our guidance with 26% growth while also shrinking non-GAAP operating loss per share to ($0.02), with a GAAP loss per share of ($0.23),” said AudioEye CEO David Moradi. “A scalable platform coupled with human-assisted technology is the preferred solution for businesses to address accessibility in a cost effective and timely manner. We will continue investing in our platform and are excited to deliver further innovations to our product in the second half.”

Second Quarter 2022 Financial Results

●	Total revenue increased approximately 26% to a record $7.6M from $6.0M in the same prior year period. Both the Partner and Marketplace and Enterprise channels contributed to revenue growth.

●	Annual Recurring Revenue (ARR) as of June 30, 2022, increased 19% to $28.7M from $24.1M as of June 30, 2021.

●	Gross profit increased to a record $5.7M, or 75.7% of total revenue, from $4.5M, or 74.9% of total revenue, in the same prior year period. The increase in gross profit was primarily due to revenue growth and continued improvement in the automation of our product offerings.

●	Total operating expenses increased 10% to $8.3M from $7.6M in the same prior year period. The increase in operating expenses was due primarily to general and administrative costs related to the addition of the Bureau of Internet Accessibility in March 2022 and non-recurring items.

●	Net loss available to common stockholders was $2.6M, or $(0.23) per share, compared to $1.8M, or $(0.17) per share, in the same prior year period. The greater net loss was primarily due to a gain on loan forgiveness recognized in the second quarter of 2021. Excluding the non-recurring gain, net loss would have improved $0.5m from June 2021.

●	Non-GAAP net loss in the quarter was $0.2M, or $(0.02) per share, compared to $0.6M, or $(0.06) per share, in the same prior year period. The non-GAAP net loss and EPS performance reflects adjustments primarily for non-cash stock-based compensation expense, depreciation and amortization expense and non-recurring items.

On June 30, 2022, the Company had $9.3M in cash compared to $12.0M on March 31, 2022. The cash change was in line with expectations and included $0.4 million for stock repurchase and $1.0m for payments on non-recurring items.

Other Updates

●	In July, the Company formally announced two partnership deals with Celerant and Vendasta. These partners are the leaders in their respective industries and have the potential to generate significant revenue for AudioEye over the long term.

●	On June 2, 2022, the Company announced a $3 million stock repurchase program. As of June 30, 2022, we have repurchased approximately $410,000 in shares under this program.

●	As of June 30, 2022, AudioEye had approximately 76,000 customers, up from 75,000 customers on June 30, 2021. Customer count increased primarily due to continued expansion in the number of customers in the Partner and Marketplace channel. In Q1 2022, the customer count decreased due to re-negotiations with a digital agency upgrading from a basic tier to a more advanced offering. We are pleased to confirm that a new agreement has been signed with this agency in August 2022 and is expected to result in higher ARR and customer count over the next few quarters.

Financial Outlook

The Company expects revenue to equal between $7.65 and $7.85 million in the third quarter of 2022, representing 25% year-over-year growth at the midpoint.

Conference Call Information

AudioEye management will hold a conference call today, August 9, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Date: Tuesday, August 9, 2022

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 844-826-3033

International number: 412-317-6011

Access code: 10169405

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact MZ Group at 561-489-5315.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through August 23, 2022.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay passcode: 10169405

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering ADA and WCAG compliance at scale. By combining easy-to-use technology and subject matter expertise, AudioEye helps companies and content creators solve every aspect of web accessibility—from finding and resolving issues to navigating legal compliance, to ongoing monitoring and upkeep. Trusted by the FCC, ADP, Samsung, Tommy Hilfiger, and others, AudioEye delivers automated remediations and continuous monitoring for accessibility issues without making fundamental changes to website architecture, source code, or browser-based tools. Join us on our mission to eradicate barriers to digital access, visit www.audioeye.com.

Forward-Looking Statements

Any statements in this press release or regarding the stock repurchase program about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding the source of funds to be used to repurchase any shares under the program, future cash flows of the Company, anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue and ARR guidance, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with our new platform, sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; inherent uncertainties and costs associated with litigation; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations; and (ii) as a performance metric for certain executive stock-based compensation awards.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the average annual recurring fee amount under each active paid contract at the date of determination, plus (ii) for our Partner and Marketplace channel, the recognized monthly fee amount for all paying customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 months. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are cancelable, which may impact future ARR. ARR excludes revenue from our PDF remediation services business, Mobile App report business and other report delivery services.

Use of Non-GAAP Financial Measures

From time to time, we review adjusted financial measures that assist us in comparing our operating performance consistently over time, as such measures remove the impact of certain items, as applicable, such as our capital structure (primarily interest charges), items outside the control of the management team (taxes), and expenses that do not relate to our core operations, including transaction-related expenses and other costs that are expected to be non-recurring. In order to provide investors with greater insight, and allow for a more comprehensive understanding of the information used in our financial and operational decision-making, the Company has supplemented the Financial Statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP. The Company compensates for such limitations by relying primarily on our GAAP results and using non-GAAP financial measures only as supplemental data. We also provide a reconciliation of non-GAAP to GAAP measures used. Investors are encouraged to carefully review this reconciliation. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We define: (i) Non-GAAP earnings (loss) as net income (loss), plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus loss on impairment of long-lived assets, plus loss on disposal of property and equipment, and less gain on loan forgiveness; and (ii) Non-GAAP earnings (loss) per diluted share as net income (loss) per diluted common share, plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to contingent consideration, plus certain litigation expense, plus certain acquisition expense, plus loss on impairment of long-lived assets, plus loss on disposal of property and equipment, and less gain on loan forgiveness, each on a per share basis. Non-GAAP earnings per diluted share would include incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position. However, no incremental shares apply when there is a Non-GAAP loss per diluted share, as is the case for the periods presented in this press release.

Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Non-GAAP earnings (loss) to net loss and the related per share calculations are either recurring non-cash items, or items that management does not consider in assessing our on-going operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Non-GAAP earnings (loss) is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of these measures as mentioned above. Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow for our discretionary use.

To properly and prudently evaluate our business, we encourage readers to review the GAAP financial statements included in this press release, and not rely on any single financial measure to evaluate our business. The following table sets forth reconciliations of Non-GAAP loss to net loss, the most directly comparable GAAP-based measure, as well as Non-GAAP loss per diluted share to net loss per diluted share, the most directly comparable GAAP-based measure, are included in this press release. We strongly urge readers to review these reconciliations, along with the consolidated financial statements included in this press release.

Investor Contact:

Brian M. Prenoveau, CFA

AEYE@mzgroup.us

(561) 374-0177

AUDIOEYE, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue	$7,569	$6,021	$14,475	$11,809

Cost of revenue	1,841	1,512	3,551	2,865

Gross profit	5,728	4,509	10,924	8,944

Operating expenses:
Selling and marketing	3,425	3,380	7,151	6,134
Research and development	1,406	1,307	2,935	2,339
General and administrative	3,505	2,917	7,061	6,327
Total operating expenses	8,336	7,604	17,147	14,800

Operating loss	(2,608)	(3,095)	(6,223)	(5,856)

Other income (expense):
Gain on loan forgiveness	—	1,316	—	1,316
Interest expense	(2)	(5)	(3)	(9)
Total other income (expense)	(2)	1,311	(3)	1,307

Net loss	(2,610)	(1,784)	(6,226)	(4,549)

Dividends on Series A Convertible Preferred Stock	—	(58)	—	(69)

Net loss available to common stockholders	$(2,610)	$(1,842)	$(6,226)	$(4,618)

Net loss per common share-basic and diluted	$(0.23)	$(0.17)	$(0.54)	$(0.43)

Weighted average common shares outstanding-basic and diluted	11,489	10,992	11,467	10,726

AUDIOEYE, INC.

BALANCE SHEETS

(unaudited)

	June 30,	December 31,
(in thousands, except per share data)	2022	2021
ASSETS
Current assets:
Cash	$9,251	$18,966
Accounts receivable, net	5,148	5,311
Deferred costs, short term	72	103
Prepaid expenses and other current assets	681	451
Total current assets	15,152	24,831

Property and equipment, net	160	196
Right of use assets	1,432	834
Deferred costs, long term	23	34
Intangible assets, net	6,548	2,622
Goodwill	4,317	701
Other	93	95
Total assets	$27,725	$29,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,258	$3,542
Finance lease liabilities	48	57
Operating lease liabilities	511	415
Deferred revenue	7,093	7,068
Contingent consideration	921	134
Total current liabilities	11,831	11,216

Long term liabilities:
Finance lease liabilities	23	45
Operating lease liabilities	984	450
Deferred revenue	10	5
Contingent consideration, long term	1,888	—
Total liabilities	14,736	11,716

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 11,481 and 11,435 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	90,917	88,889
Accumulated deficit	(77,929)	(71,293)
Total stockholders’ equity	12,989	17,597

Total liabilities and stockholders’ equity	$27,725	$29,313

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP to NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Non-GAAP Earnings (Loss) Reconciliation
Net loss (GAAP)	$(2,610)	$(1,784)	$(6,226)	$(4,549)
Non-cash valuation adjustment to contingent consideration	158	—	158	—
Interest expense	2	5	3	9
Stock-based compensation expense	1,041	1,763	2,186	3,544
Acquisition expense (1)	42	—	240	—
Litigation expense (2)	499	367	1,361	594
Depreciation and amortization	622	317	1,009	600
Loss on impairment of long-lived assets	—	—	—	10
Loss on disposal of property and equipment	7	5	7	12
Gain on loan forgiveness	—	(1,316)	—	(1,316)
Non-GAAP loss	$(239)	$(643)	$(1,262)	$(1,096)

Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.23)	$(0.17)	$(0.54)	$(0.43)
Non-cash valuation adjustment to contingent consideration	0.01	—	0.01	—
Interest expense	—	—	—	—
Stock-based compensation expense	0.09	0.16	0.19	0.33
Acquisition expense (1)	—	—	0.02	—
Litigation expense (2)	0.04	0.03	0.12	0.06
Depreciation and amortization	0.05	0.03	0.09	0.06
Loss on impairment of long-lived assets	—	—	—	—
Loss on disposal of property and equipment	—	—	—	—
Gain on loan forgiveness	—	(0.12)	—	(0.12)
Non-GAAP loss per diluted share (3)	$(0.02)	$(0.06)	$(0.11)	$(0.10)
Diluted weighted average shares (4)	11,489	10,992	11,467	10,726

(1)	Represents legal and accounting fees associated with the BOIA acquisition.

(2)	Represents legal expenses related primarily to patent litigation pursued by the Company.

(3)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.

(4)	The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.